EXHIBIT 10.4

THE SHARES UNDERLYING THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

CONVERTIBLE NOTE

$300,000	March 13, 2012

FOR VALUE RECEIVED, Aspen Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Michael Mathews (together with his permitted successors and assigns, the “Holder”) at 224 W. 30th Street Suite 604, New York, NY 10001, or at such other office as the Holder designates in writing to the Company, the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000.00), with unpaid interest thereon, on or before March 31, 2013 (the “Maturity Date”), if not paid or converted sooner.

1.	General Provisions

(a)
Interest Rate.   Interest payable on this Note shall accrue at the rate of Nineteen/One Hundred Percent (0.19%) per annum.  Accrued interest will be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable.

(b)
Prepayment.  This Note may be paid prior to the Maturity Date, without penalty.  Such determination by the Company to prepay shall be made by the vote of a majority of the disinterested directors of the Company. Interest shall accrue through the actual payment date.

2.	Conversion to Common Stock.

(a)
Conversion Upon Election of Holder. The Holder shall be entitled upon (i) five days prior written notice to the Company (the “Conversion Notice”) and (ii) the satisfaction of the requirements set forth in Section 2(d), to convert any part of the outstanding balance of this Note into a number of fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”).  Notwithstanding the preceding, following the Conversion Notice, the Company shall have the option to prepay that portion of the Note being converted by providing written notice to Holder within three business days following the Conversion Notice. Such determination by the Company to prepay shall be made by the vote of a majority of the disinterested directors of the Company.

(b)
Conversion Price.  The outstanding balance to be converted pursuant to Section 2(a) shall be convertible into the number of shares of Common Stock, which results from dividing such outstanding balance to be converted by the Conversion Price. The “Conversion Price” shall initially be $1.00 per share of Common Stock.  The Conversion Price shall be subject to adjustment pursuant to Section 3 from time to time.  Following each adjustment, such adjusted Conversion Price shall remain in effect until a further adjustment hereunder.

(c)
Fractional Shares.  No fractional share of Common Stock shall be issued upon conversion of this Note. In lieu of a fractional share, the Holder shall be paid the value based upon Fair Market Value. Fair Market Value shall mean:

(i)	if the Company’s Common Stock is traded on a national securities exchange, then the closing price of the Common Stock on the date notice of conversion is given; or

(ii)
if the Company’s Common Stock is not traded on a national securities exchange, then the last reported sales price of the Common Stock on the principal trading market on the  date notice of conversion is given.

Notwithstanding the foregoing, if there is no last reported sales price or, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales prices are available, unless such securities have not been traded any market in any of (i) through (ii) above for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company.

(d)
Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into shares of Common Stock in connection with a conversion pursuant to Section 2(a), the Holder shall surrender this Note (or, if the Holder alleges that this Note has been lost, stolen or destroyed, an affidavit of loss and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such original promissory note), at the office of the Company together with written notice that the Holder elects to convert all or any portion of this Note and, if applicable, any event on which such conversion is contingent.  The notice shall state the Holder’s name or the names of the nominees in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Company, this Note shall be endorsed or accompanied by an investment letter in customary form and a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder or his, her or its attorney duly authorized in writing.

(e)
New Promissory Note.  In the event less than all of the remaining balance of this Note is converted, the Company shall promptly issue to the Holder a similar promissory note representing the outstanding balance of this Note.

3.	Adjustments.

(a)
Adjustment Upon Common Stock Event.  At any time or from time to time after the date hereof (the “Original Issue Date”), upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price.  The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.  As used herein, the term “Common Stock Event” shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b)
Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the Holder shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder or with respect to such other securities by their terms.

(c)
Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 3), then in any such event, but subject to Section 2, the Holder and the Company shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)
Reorganizations, Mergers and Consolidations.  If at any time or from time to time after the Original Issue Date there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder thereafter shall be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.  This Section 3 shall similarly apply to successive reorganizations, mergers and consolidations.

4.	Event of Default.

(a)	For purposes of this Note, an “Event of Default” means:

(i)	the Company shall default in the payment of interest and/or principal on this Note within five business days after the Company’s receipt of notice of default from the Holder;

(ii)
the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of  20 business days after notice from the Holder of such failure (or if such breach is not capable of being cured with such 20 business day period but the Company commences to cure and diligently and continuously acts to cure such breach, such longer period as may be necessary to cure such breach);

(iii)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Company or any of their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of any of its assets, and, in any such case, such proceeding or petition shall continue undismissed 30 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(iv)
the Company shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 4(a)(iii), (C)  apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Company or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing.

(b)
Upon the occurrence of an Event of Default, the Holder shall have the right (but not the obligation) to declare the unpaid principal balance of this Note, and all interest and fees accrued thereon, immediately due and payable in full. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

5.	Miscellaneous.

(a)
Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b)	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(c)
Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

(d)	Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(e)
Notices.  All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email delivery followed by overnight next business day delivery as follows:

(i)	If to the Holder, to :	Michael Mathews
224W. 30th Street Suite 604
New York, NY 10001
Email: michael.mathews@aspen.edu

(ii)	If to the Company, to:	Aspen Group, Inc.
224W. 30th Street Suite 604 New York, NY 10001
DavidGarrity, Chief Financial Officer
Email: david.garrity@aspen.edu

or to such other address as any of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the date of delivery.

(f)
Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

(g)
Successors and Assigns.  Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.  The term “Company” as used herein, shall include the respective successors and assigns of the Company and any other obligor.

(h)
Governing Law.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to principles of conflicts of laws. Any action, proceeding or claim against it arising out of, or relating in any way to, this Note must only be brought and enforced in the courts of the State of New York or of the United States of America located in the County of New York, State of New York, and Company and Holder irrevocably submit to such jurisdiction for such purpose. Company and Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

(i)
Assumption.   Aspen Group, Inc. (f/k/a Elite Nutritional Brands, Inc.), a Delaware corporation, or any successor thereto shall assume, prior to the proposed merger with the Company, all of the obligations of the Company under this Note and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note. In such event, the Holder shall surrender this Note for cancellation prior to receiving the new Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

Aspen Group, Inc.

By:
David Garrity
Chief Financial Officer